UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 10, 2012 (Date of earliest event reported)
Crystal Rock Holdings, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-31797 (Commission File Number)	03-0366218 (IRS Employer Identification Number)

1050 Buckingham St., Watertown, CT (Address of principal executive offices)		06795 (Zip Code)
860-945-0661 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Indemnification Agreement

Effective February 15, 2012, we have entered into an Indemnification Agreement with a newly appointed director, Lori J. Schafer.  (See Item 5.02 of this Form 8-K for information about the appointment of Ms. Schafer to our Board.)

The Indemnification Agreement sets forth the circumstances and procedures pursuant to which we agree, by contract, to indemnify our directors and certain officers against claims and losses arising from their services as directors or officers.  The agreement has an initial term of two years and are self-renewing, so long as the indemnitee continues to be a director or officer, for additional two-year terms unless we give at least six months’ notice of non-renewal to the director.  Claims made with respect to acts or omissions during any period in which the agreements are in force are covered, in accordance with the provisions of the agreements, notwithstanding later termination of the agreements.  The agreement is substantially identical to the form of Indemnification Agreement dated November 2, 2005 filed as Exhibit 10.22 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2005.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of a Director

(d)           At the meeting of our Board of Directors held on February 10, 2012, the Board voted to increase the number of directors constituting the full Board from 6 to 7 and to appoint Lori J. Schafer as a director to fill the vacancy, effective February 15, 2012, to serve until the annual meeting of stockholders to be held in April 2012.  Ms. Schafer was also appointed to the Audit Committee and the Compensation Committee of the Board, where she will join Martin Dytrych and John LaPides, who are continuing as directors.  There was no prior arrangement or understanding pursuant to which Ms. Schafer was appointed to the Board, nor were there any transactions or proposed transactions involving Ms. Schafer as a participant as provided in Item 404(a) of Regulation S-K.  At the meeting on February 10, 2012, the Board of Directors also determined that Ms. Schafer is an “independent director” of the Company under the applicable provisions of under the NYSE Amex Company Guide.

Ms. Schafer has served since September 2007 as Executive Advisor of the Global Retail Practice of SAS Institute, Inc., a provider of business intelligence software and analytics.  From October 2003 to September 2007, she was Vice President, Global Retail Practice for SAS. Ms. Schafer had served as Chairman, President and Chief Executive Officer of Marketmax, Inc., a merchandise intelligence software company, from October 1996 to October 2003, when Marketmax was acquired by SAS.  Prior to October 1996, Ms. Schafer held various positions at The Procter & Gamble Company, the well-known provider of consumer products.  Ms. Schafer is currently a director of Tradestone Software, Inc., a private retail software provider.  From 2009 to 2011, she was a director of National Retail Federation, the largest retail trade association.  From 2005 through 2011, she served as a director of A.C. Moore Arts and Crafts, Inc., a retail company formerly listed on NASDAQ.  From 2005 through 2008, she was a director of Trans World Entertainment Corporation, a NASDAQ traded retail company, and eFashions LLC, an Internet apparel retailer.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2012	CRYSTAL ROCK HOLDINGS, INC. By: /s/ Bruce S. MacDonald Bruce S. MacDonald Chief Financial Officer